Exhibit 99.1
Masimo Reports First Quarter 2025 Results
Irvine, California, May 6, 2025 - Masimo Corporation (Nasdaq: MASI) today announced its financial results for the first quarter ended March 29, 2025.
First Quarter 2025 Results From Continuing Operations(1):

■	GAAP revenue of $372 million, representing 10% on a reported basis;
■	Non-GAAP revenue of $371 million, representing 10% on a constant currency basis(3);
■	GAAP net income per diluted of $0.86; and
■	Non-GAAP net income per diluted share(3) of $1.36, which grew 56% versus prior year period.
First Quarter 2025 Results From Discontinued Operations(2):

■	GAAP loss from discontinued operations, net of tax was ($218) million, which included an impairment of intangibles of $295 million for the non-healthcare consumer business.

Katie Szyman, Chief Executive Officer of Masimo, said, “Since joining Masimo as CEO three months ago, I have been focused on immersing myself in our business. I have visited customers, employees, manufacturing and R&D sites, evaluated our innovation pipeline, and attended national meetings with our sales team. My key takeaways are that our technology advantage is real, we have a stellar team that is enthusiastic about the path forward at Masimo, and we have an opportunity to build and improve from a position of meaningful strength. Our first quarter results clearly demonstrate the earnings power of our core business as we delivered double-digit revenue growth and exceptional earnings growth.”
2025 Outlook For Continuing Operations(4):

■	Non-GAAP revenue of $1,500 to $1,530 million, increasing 8% to 11% on a constant currency basis(3);
Excluding the impact of new tariffs (for comparison purposes only to prior guidance, which excluded new tariffs):

■	Non-GAAP operating profit of $420 to $436 million;
■	Non-GAAP operating margin of 28.0% to 28.5%; and
■	Non-GAAP earnings per diluted share of $5.30 to $5.60.
Updated guidance now includes the impact of new tariffs before any mitigation:

■	Non-GAAP operating profit of $383 to $403 million;
■	Non-GAAP operating margin of 25.5% to 26.4%; and
■	Non-GAAP earnings per diluted share of $4.80 to $5.15.
We have developed a number of mitigation plans and will continue to reassess and modify our plans as the situation merits. These plans include adjusting our product sourcing and operations to mitigate some of the impact, which is dependent on different tariff scenarios.
________________

(1)	The financial information reflects the continuing operations of Masimo’s healthcare business.
(2)	The financial information reflects the Sound United business which is being classified as “held-for-sale” and reported in discontinued operations.
(3)	Represents a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is included in this earnings release.
(4)
Represents updated guidance provided May 6, 2025. Financial guidance includes forward-looking non-GAAP financial measures for which reconciliations to the most directly comparable GAAP financial measures are not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures" within this earnings release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures. Guidance does not include any use of proceeds from a sale of Sound United and/or any potential benefits from new tax policies. Guidance includes the financial impact of one additional calendar week, which occurs every five or six years based on Masimo’s 4-4-5 fiscal calendar. Guidance also includes the estimated financial impact of new tariffs (in place as of May 1, 2025), before any mitigation. The implementation of tariffs remains a dynamic and uncertain situation that could cause our actual results to be materially different from our projections and forecasts.

Conference Call
The Company will conduct its first quarter 2025 investor conference call today, May 6, 2025 at 4:30 p.m. Eastern Time. To register for the conference call and receive the dial-in number, please use the following link: https://registrations.events/direct/Q4I40728269. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
Website Information
To access important information related to Masimo’s first quarter 2025 investor conference call, including the audio webcast and investor presentation, please visit the Investor Relations sections of Masimo’s website at https://investor.masimo.com.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue and constant currency revenue growth percentage, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.

Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.

Forward-Looking Non-GAAP Financial Measures
This presentation also includes certain forward-looking non-GAAP financial measures. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to acquisitions, integrations, divestitures and related costs; business transition and related costs; litigation related expenses and settlements; realized and unrealized gains or losses; tax related adjustments; and other adjustments. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations regarding updated full-year 2025 financial guidance, including GAAP and non-GAAP revenue and revenue growth percentage, operating profit/income, operating margin, net income from continuing operations, and net income from continuing operation per diluted share. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET® products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; matters relating to future board and management leadership; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the ability to effect any potential separation of our non-healthcare consumer audio business and to meet any of the conditions related thereto; the approval of any such potential separation by Masimo’s board of directors; the ability of any separated businesses to be successful; potential uncertainty during the pendency of any such potential separation that could affect Masimo’s financial performance; the possibility that any potential separation will not be completed within the anticipated time period or at all; the possibility that any such potential separation will not achieve its intended benefits; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with any such potential separation; the impact on our employees; the uncertainty of the expected financial performance of Masimo prior to and following completion of any such potential separation; negative effects of the announcement or pendency of any such potential separation on the market price of Masimo’s securities and/or on the financial performance of Masimo; evolving legal, regulatory and tax regimes; potential negative effects or impact on our business from new international trade tariffs, changes in general economic and/or industry specific conditions; actions by third parties, including government agencies; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MASIMO CORPORATION
GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(unaudited, in millions)

	Three Months Ended
(in millions, except percentages)	March 29, 2025	March 30, 2024
GAAP revenue	$372.0	$339.6
Business transition and related costs	(0.9)	N/A
Non-GAAP revenue	371.0	339.6
Constant currency revenue adjustments	4.1	N/A
Non-GAAP constant currency revenue	$375.2	$339.6

GAAP revenue growth percentage	9.5%
Non-GAAP constant currency revenue growth percentage	10.5%

	Three Months Ended
	March 29, 2025		March 30, 2024
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income from continuing operations	$47.2	$0.86	$32.1	$0.59
Non-GAAP adjustments:
Acquired intangible asset amortization	0.9	0.02	1.1	0.02
Acquisitions, integrations, divestitures, and related costs	3.8	0.07	6.0	0.11
Business transition and related costs	4.5	0.08	2.1	0.04
Litigation related expenses, settlements and awards(2)	19.7	0.36	5.8	0.11
Other adjustments	—	—	4.0	0.07
Realized and unrealized gains or losses	2.5	0.05	1.3	0.02
Financing related adjustments	0.5	0.01	0.5	0.01
Tax impact of non-GAAP adjustments	(7.6)	(0.14)	(4.3)	(0.08)
Excess tax benefits from stock-based compensation	(2.9)	(0.05)	(1.3)	(0.02)
Tax-related adjustments	5.9	0.11	—	—
Total non-GAAP adjustments	27.4	0.50	15.2	0.28
Non-GAAP net income from continuing operations	$74.7	$1.36	$47.3	$0.87
Weighted average shares outstanding-diluted		54.8		54.2

	Low	High
(in millions, except percentages)	Full-Year 2025 Guidance(3)	Full-Year 2025 Guidance(3)	Full-Year 2024 Actual
GAAP revenue	$1,501	$1,531	$1,395
Business transition and related costs	(1)	(1)	—
Non-GAAP revenue	1,500	1,530	1,395
Constant currency revenue adjustments	13	13	N/A
Non-GAAP constant currency revenue	$1,513	$1,543	$1,395

GAAP revenue growth percentage	8%	10%
Non-GAAP constant currency revenue growth percentage	8%	11%
__________________
(1)     May not foot due to rounding. Please visit the Investor Relations sections of Masimo’s website at https://investor.masimo.com for Masimo Non-GAAP Definitions.
(2)     Includes litigation expenses for certain matters: (i) all Apple litigation which is unique in nature and not indicative of the Company’s on-going operating performance; and (ii) certain other litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
(3)     Updated guidance provided on May 6, 2025.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)
	March 29, 2025	December 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$130.8	$123.6
Trade accounts receivable	271.2	268.9
Related party receivables	14.8	14.3
Assets held-for-sale	—	17.4
Inventories	301.2	294.8
Other current assets	111.6	103.4
Other current assets, held-for-sale	354.4	403.4
Total current assets	1,184.0	1,225.8
Lease receivable, non-current	59.3	58.7
Deferred costs and other contract assets	60.3	61.0
Property and equipment, net	332.1	337.0
Intangibles assets, net	60.5	61.6
Goodwill	98.3	96.7
Deferred tax assets	119.2	118.4
Other non-current assets	45.1	51.3
Other non-current assets, held-for-sale	334.3	615.2
Total assets	$2,293.1	$2,625.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$124.9	$129.0
Accrued compensation	62.0	78.7
Other current liabilities	118.2	115.4
Deferred revenue and other contract liabilities, current	72.6	76.9
Other current liabilities, held-for-sale	168.8	217.7
Total current liabilities	546.5	617.7
Long-term debt	636.0	714.3
Deferred tax liabilities	0.2	0.2
Other non-current liabilities	73.3	70.9
Other non-current liabilities, held-for-sale	90.7	170.7
Total liabilities	1,346.7	1,573.8
Commitments and contingencies
Stockholders’ equity
Common stock	0.1	0.1
Treasury stock	(1,169.2)	(1,169.2)
Additional paid-in capital	881.4	838.3
Accumulated other comprehensive loss	(86.1)	(108.2)
Retained earnings	1,320.2	1,490.9
Total stockholders’ equity	946.4	1,051.9
Total liabilities and stockholders’ equity	$2,293.1	$2,625.7

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except per share amounts)
	Three Months Ended
	March 29, 2025	March 30, 2024
Revenue:
Revenue - (excluding related party revenue)	$340.2	$309.0
Related party revenue	31.8	30.6
Total revenue	372.0	339.6
Cost of goods sold	138.0	133.0
Gross profit	234.0	206.6
Operating expenses:
Selling, general and administrative	119.4	115.7
Research and development	33.9	37.8
Litigation settlements	2.7	—
Total operating expenses	156.0	153.5
Operating income	78.0	53.1
Non-operating loss	(9.6)	(11.6)
Income from continuing operations before provision for income taxes	68.4	41.5
Provision for income taxes	21.2	9.4
Net income from continuing operations, net of tax	47.2	32.1
(Loss) from discontinued operations, net of tax	(217.9)	(13.2)
Net (loss) income	$(170.7)	$18.9

Net (loss) income per share:
Basic income per share - continuing operations	$0.87	$0.61
Basic (loss) per share - discontinued operations	(4.04)	(0.25)
Basic (loss) income per share	$(3.17)	$0.36

Diluted income per share - continuing operations	$0.86	$0.59
Diluted (loss) per share - discontinued operations	(3.98)	(0.24)
Diluted (loss) income per share	$(3.12)	$0.35

Weighted-average shares used in per share calculations:
Basic	54.0	53.0
Diluted	54.8	54.2
The following table presents details of the stock-based compensation expense that is included in each functional line item in the consolidated statements of operations (in millions):

	Three Months Ended
	March 29, 2025	March 30, 2024
Cost of goods sold	$0.2	$0.3
Selling, general and administrative	4.2	4.7
Research and development	4.7	3.7
Total	$9.1	$8.7

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net (loss) income	$(170.7)	$18.9
Loss from discontinued operations, net of tax	(217.9)	(13.2)
Net income from continuing operations	47.2	32.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8.6	10.0
Stock-based compensation expense	9.1	8.7
Gain on disposal of equipment, intangibles and other assets	(0.1)	—
Provision for credit losses	0.3	0.1
Provision for deferred income taxes	5.9	—
Amortization of debt issuance cost	0.5	0.5
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	(2.9)	(14.6)
(Increase) decrease in related party receivable	(0.5)	—
(Increase) decrease in inventories	(6.6)	2.8
(Increase) decrease in other current assets	5.5	10.3
(Increase) decrease in lease receivable, net	(0.6)	0.7
(Increase) decrease in deferred costs and other contract assets	0.7	(0.6)
(Increase) decrease in other non-current assets	4.4	(2.7)
Increase (decrease) in accounts payable	(6.1)	(7.8)
Increase (decrease) in accrued compensation	(17.0)	5.0
Increase (decrease) in accrued liabilities	(8.1)	(4.1)
Increase (decrease) in income tax payable	0.2	(1.0)
Increase (decrease) in deferred revenue and other contract-related liabilities	(1.9)	(3.3)
Increase (decrease) in other non-current liabilities	(0.7)	2.5
Net cash provided by (used in) operating activities from continuing operations	37.9	38.6
Net cash provided by (used in) operating activities from discontinued operations	(6.8)	7.2
Net cash provided by (used in) operating activities	31.1	45.8
Cash flows from investing activities:
Purchases of property and equipment	(2.6)	(6.1)
Proceeds from sale of property and equipment	19.6	—
Increase in intangible assets	(1.5)	(4.6)
Other strategic investing activities	—	(0.1)
Net cash provided by (used in) investing activities from continuing operations	15.5	(10.8)
Net cash provided by (used in) investing activities from discontinued operations	(4.8)	(8.1)
Net cash provided by (used in) investing activities	10.7	(18.9)
Cash flows from financing activities:
Borrowings under line of credit	—	64.0
Repayments on line of credit	(78.8)	(91.9)
Proceeds from issuance of common stock	43.1	7.1
Payroll tax withholdings on behalf of employees for vested equity awards	(11.3)	(5.3)
Net cash provided by (used in) financing activities from continuing operations	(47.0)	(26.1)
Net cash provided by (used in) financing activities from discontinued operations	(0.8)	(0.4)
Net cash provided by (used in) financing activities	(47.8)	(26.5)

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
Effect of foreign currency exchange rates on cash	1.1	(4.6)
Net decrease in cash, cash equivalents and restricted cash	(4.9)	(4.2)
Cash, cash equivalents and restricted cash at beginning of period	181.4	168.2
Cash, cash equivalents and restricted cash at end of period	$176.5	$164.0

About Masimo
Masimo (Nasdaq: MASI) is a global technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins® , Denon® , Marantz® , and Polk Audio®. Our mission is to improve life, improve patient outcomes; and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at all 10 U.S. hospitals as ranked in the 2024 Newsweek World’s Best Hospitals listing. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®, Radius PPG® and Radius VSM™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97® and the Masimo W1® Medical Watch. Masimo hospital and home automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica®, Halo ION®, UniView®, UniView :60™, and Masimo SafetyNet™. It’s growing portfolio of health and wellness solutions includes Radius T0® and Masimo W1™. Additional information about Masimo and its products may be found at www.masimo.com.
RPVi has not received FDA 510(k) clearance and is not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.

# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com

Media Contact: Longacre Square Partners
masimo@longacresquare.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.